EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
May 9, 2012	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FIRST QUARTER 2012 EARNINGS; INCREASES ANNUAL OPERATING EXPENSE SYNERGY TARGET FOR QWEST TO $650 MILLION

Achieved operating revenues of $4.61 billion, in-line with guidance

Improved annual rate of revenue decline to 2.7% in first quarter 2012 compared to 3.6% and 3.2% annual declines in pro forma(1) first quarter 2011and fourth quarter 2011, respectively

Achieved Adjusted Diluted EPS(1), (2) of $0.68 compared to $0.55 in fourth quarter 2011 and $0.78 in pro forma first quarter 2011

Generated Free Cash Flow(2) of $1.04 billion, excluding special items

Continued improvement in line loss trend during first quarter 2012 with 6.4% annual decline compared to 7.6% annual decline in pro forma first quarter 2011

Realized strong growth in high-speed Internet and PrismTM TV subscribers during first quarter

Raised annual operating expense synergy target for the Qwest acquisition to $650 million from $575 million

Exited first quarter 2012 with annual run-rate operating expense synergies of approximately $340 million related to Qwest integration

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported strong operating revenues, free cash flow and subscriber results for first quarter 2012.

“CenturyLink delivered solid financial results again this quarter, highlighting our continuing growth of broadband and PrismTM TV customers, as well as good operating expense control,”

(1)  See the attached pro forma statements of income for more information about our pro forma results discussed in this release.

(2)  See attachments for non-GAAP reconciliations.

said Glen F. Post, III, chief executive officer and president.  “We continue to improve our top-line revenue trend and deliver strong subscriber results while investing in key strategic initiatives and meeting our synergy targets for both the Qwest and Savvis integrations.  Our local operating model continues to help drive revenues and improve customer trends.”

“We recently announced an operating group restructuring to more competitively and effectively serve our business and government customers.  We have assembled a strong portfolio of strategic assets and believe that the new structure, which went into effect in April, will help us more efficiently deliver our products and services.  First quarter results represent a good start to the year and I am confident we will be able to continue to strengthen our position as a communications industry leader with global reach” said Post.

First Quarter Highlights

CenturyLink continued to improve its top-line revenue trend, deliver strong subscriber results, invest in key strategic initiatives and meet its Qwest and Savvis synergy targets in first quarter 2012. Among the quarter’s highlights:

•                  Improved pro forma year-over-year top-line revenue trend to a 2.7% rate of decline in first quarter 2012, compared to a 3.6% decline in pro forma first quarter 2011.

•                  Achieved strong free cash flow generation of $1.04 billion, excluding special items of $82 million and integration-related capital of $10 million.

•                  Reduced access line loss by 20% compared to pro forma first quarter 2011 and 6% sequentially.

•                  Added more than 89,000 high-speed Internet customers to end first quarter 2012 with 5.64 million subscribers, representing 4.2% annual growth over pro forma first quarter 2011.

•                  Expanded PrismTM TV subscribers by over 20% in first quarter 2012 from fourth quarter 2011 and increased penetration of available homes in our markets to more than 8%.

•                  Generated sequential recurring revenue growth in our Business Markets Group and Savvis operating group, along with strong sales in both operating groups.

Consolidated First Quarter Financial Results

Operating revenues for first quarter 2012 were $4.61 billion compared to $1.70 billion in first quarter 2011. This increase was primarily due to $2.7 billion and $266 million of revenue contributions from the Qwest acquisition completed April 1, 2011 and the Savvis acquisition completed July 15, 2011, respectively. Increases in strategic revenues, primarily driven by business demand for high bandwidth data services and growth in high-speed Internet and PrismTM TV subscribers, were more than offset by declines in legacy services revenues primarily due to the impact of access line losses and lower access revenues.

First quarter 2012 operating revenues compared to first quarter 2011 pro forma operating revenues declined 2.7% from $4.74 billion a year ago to $4.61 billion this quarter, due to the decline in legacy revenues, more than offsetting the increase in strategic revenues as discussed above. However, the pro forma year-over-year decline in legacy revenues improved to 8.7% in first quarter 2012 from a 10.9% rate of decline in first quarter 2011.

Operating expenses, excluding special items, increased to $3.87 billion from $1.20 billion in first quarter 2011, primarily due to $2.3 billion and $281 million of operating costs associated with the Qwest and Savvis acquisitions, respectively.

Operating expenses, excluding special items, decreased to $3.87 billion in first quarter 2012 from pro forma first quarter 2011 operating expenses of $3.89 billion. Expenses declined modestly year-over-year as incremental integration-related cost synergies and operating expense reductions associated with workforce realignment were mostly offset by continued investment in key strategic initiatives.

Operating cash flow (as defined in our supplemental schedules), excluding special items, increased 124% to $1.94 billion from $868 million in first quarter 2011, primarily due to the Qwest acquisition. For first quarter 2012, CenturyLink achieved an operating cash flow margin, excluding special items, of 42.2% versus 51.2% in first quarter 2011, reflecting the impact that lower margins of Qwest and Savvis had on CenturyLink’s consolidated operating cash flow margin in first quarter 2012.

First quarter 2012 operating cash flow of $1.94 billion, excluding special items, declined 5.8% from first quarter 2011 pro forma operating cash flow of $2.06 billion, primarily due to the decline in legacy revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

Adjusted Net Income and Adjusted Diluted EPS exclude special items, the non-cash impact of the amortization of intangibles, the non-cash impact to interest expense of the assignment of fair value to debt outstanding related to the Embarq, Qwest and Savvis transactions, and the non-cash impact of the acquisition related adjustments and special items to our effective book income tax rate.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for first quarter 2012 was $423 million compared to pro forma Adjusted Net Income of $484 million in first quarter 2011. First quarter 2012 Adjusted Diluted EPS was $0.68 compared to pro forma Adjusted Diluted EPS of $0.78 in the year-ago period. The decrease in both measures was primarily driven by the anticipated decline in legacy voice and access revenues associated with access line losses and lower minutes of use, which more than offset the increase in strategic revenues.

GAAP Results — First Quarter

Under generally accepted accounting principles (GAAP), net income for first quarter 2012 was $200 million compared to $211 million for first quarter 2011, and diluted earnings per share for first quarter 2012 was $0.32 compared to $0.69 for first quarter 2011. First quarter 2012 net income and diluted earnings per share reflect a net $43 million ($0.07 per share) after-tax impact  of severance costs associated with our recent expense reduction initiatives and integration, severance, and retention costs associated with the Qwest and Savvis acquisitions, partially offset by non-operating gains on the early retirement of debt and sale of investment securities. First quarter 2011 net income and diluted earnings per share reflect after-tax integration and severance related costs associated with the Embarq acquisition of $18 million ($0.06 per share) and $4 million ($0.01 per share) of after-tax costs related to transaction and integration costs associated with the Qwest acquisition.

Segment Results / Highlights

Regional Markets Group (RMG)

RMG continued to leverage CenturyLink’s local operating model and strengthen its competitive position, resulting in continued improvements in revenue and subscriber trends in our local markets.

•                  Strategic revenues for RMG were $764 million in the quarter, a 3.9% increase over pro forma first quarter 2011.

•                  Generated $2.20 billion in total revenues, a decrease of 4.1% from pro forma first quarter 2011, reflecting the continued decline in legacy services.

•                  Added more than 89,000 high-speed Internet subscribers during first quarter 2012 to reach total subscribers of 5.64 million.

•                  Increased PrismTM TV subscribers by nearly 15,000, 55% of which represented new CenturyLink customers, and ended the first quarter with nearly 85,000 PrismTM TV subscribers.

Business Markets Group (BMG)

BMG achieved solid growth in recurring revenue sales again in the first quarter, continuing a trend that began in the last half of 2011, and grew recurring revenue for the second consecutive quarter.

•                  Strategic revenues for BMG were $450 million in the quarter, a 3.0% increase over pro forma first quarter 2011 driven by strength in high bandwidth services. Excluding the impact of low-speed private line services, the adjusted growth rate was approximately 8%.

•                  Generated $917 million in total revenues, a decrease of 1.3% from pro forma first quarter 2011, reflecting declines in legacy services revenues and data integration revenues, which more than offset growth in CenturyLink’s high-bandwidth broadband offerings. Excluding data integration revenues, BMG’s first quarter year-over-year revenue decline was 0.4%.

•                  Experienced increased traction in leveraging cross-selling opportunities with Savvis products during the quarter and expect this to continue in second quarter 2012.

Wholesale Markets Group (WMG)

WMG capitalized on carrier bandwidth expansion and Ethernet sales to generate solid strategic revenue growth in the first quarter while continuing to implement a strong fiber build program.

•                  Strategic revenues for WMG were $576 million in the quarter, a 4.2% increase over pro forma first quarter 2011, driven by wireless carrier bandwidth expansion and Ethernet sales.

•                  Generated $957 million in total revenues, a decrease of 4.2% from pro forma first quarter 2011, reflecting the continued decline in legacy services primarily driven by lower switched access minutes of use associated with access line loss and displacement of access revenue by alternative forms of communication such as email, social media, texting, wireless and VoIP.

•                  Completed approximately 650 fiber builds during the first quarter, ending the quarter with about 10,800 fiber-connected towers.

Savvis

Savvis achieved solid revenue growth in the quarter, driven by 7.6% pro forma year-over-year managed hosting revenue growth. New bookings were strong, repeating the level attained in the prior quarter.

•                  Savvis operating revenues were $266 million in the quarter, a 3.9% increase from pro forma first quarter 2011. Savvis hosting revenues were $202 million, a 5.8% increase from pro forma first quarter 2011, including managed hosting revenues of $99 million, a 7.6% increase from pro forma first quarter 2011.

•                  Achieved strong quarterly bookings which grew more than 26% from the year-ago period. First quarter 2012 and fourth quarter 2011 bookings were the strongest since early 2008.

•                  Savvis announced a joint venture with Digital Realty Trust to build a data center in the Hong Kong financial district and launched Savvis Symphony cloud products in Hong Kong and Japan.

•                  As of March 31, 2012, we had 51 data centers(3)in North America, Europe and Asia, with total sellable floor space of 1.36 million square feet.

Operating Group Restructuring

In April, CenturyLink restructured its operating groups focused on business and government customer segments into two organizations. National and international Business Markets Group (BMG) customers, Savvis customers and federal government customers will be served by the new Enterprise Markets Group (EMG). In-region large business customers and state and local government customers will be served by the existing Regional Markets Group (RMG). The Savvis Operating Group wholesale customers will be served by the Wholesale Markets Group (WMG).

As a result of this restructuring, segment financial information will be realigned to support the new operating group structure.  When the Company announces second quarter 2012 earnings results in August, we plan to provide selected segment financial information for the four segments discussed below, along with restated historical quarterly segment financial information retroactive to first quarter 2011.

Enterprise Markets Group will report two segments:

•                  Network Services — Network services revenues and the related direct and allocated costs associated with the national and international Business Markets Group (BMG) customers and federal government customers transferred to EMG from BMG, along with the Savvis Operating Group’s network services customers

•                  Data Hosting Services — Colocation, managed hosting and cloud services revenues and the related direct and allocated costs associated with the national and international Business Markets Group (BMG) customers and federal government customers transferred to EMG from BMG, along with the Savvis Operating Group’s data hosting services customers

Regional Markets Group will report one segment:

•                  RMG financial information as previously provided, along with revenues and the related direct and allocated costs associated with the in-region large business customers and state and local government customers transferred to RMG from BMG

(3)  We define a “data center” to include any facility where we market, sell and deliver either colocation services or multi-tenant managed services, or both.

Wholesale Markets Group will report one segment:

•                  WMG financial information as previously provided, along with revenues and the related direct and allocated costs associated with the Savvis Operating Group wholesale customers transferred from Savvis to WMG

Integration Update

During first quarter 2012, CenturyLink incurred pre-tax transaction, integration, severance and retention costs of $39 million related to the Qwest and Savvis acquisitions.

CenturyLink has raised the anticipated annual operating expense synergy target related to the Qwest acquisition from $575 million to $650 million which we expect to achieve over the next two to four years. The majority of this $75 million increase is driven by non-personnel related cost synergies primarily in RMG, Finance and Network Services. CenturyLink ended first quarter 2012 with annualized operating expense synergy run rate of approximately $340 million from the Qwest acquisition. We now expect to exit 2012 with approximately $465 million in annual run-rate synergies related to the Qwest acquisition.

Guidance — Second Quarter 2012 and Full Year 2012

Second Quarter 2012

Operating Revenue	$4.55 to $4.60 billion
Operating Cash Flow (excl special items)	$1.86 to $1.91 billion
Adjusted Diluted EPS (excl special items)	$0.59 to $0.64

Full Year 2012

	Previous Guidance	Current Guidance

Operating Revenue	$18.2 to $18.4 billion	No revision

Operating Cash Flow (excl special items)	$7.4 to $7.6 billion	$7.45 to $7.65 billion

Adjusted Diluted EPS (excl special items)	$2.25 to $2.45	$2.35 to $2.55

Capital Expenditures(4)	$2.6 to $2.8 billion	No revision

Free Cash Flow (excl special items)	$3.2 to $3.4 billion	No revision

All 2012 outlook figures included in this release exclude the effects of special items, future changes in regulation, integration expenses associated with the Qwest and Savvis acquisitions, any changes in operating or capital plans and any future mergers, acquisitions, divestitures, buybacks or other similar business transactions. In addition, all outlook figures are based on acquisition-related fair value estimates for Savvis that remain subject to finalization. All assets and liabilities of Savvis have been assigned a fair value pursuant to business combination accounting rules. Such fair value assignments for Savvis have not been finalized and are subject to further adjustment before becoming final.

(4)  Excludes approximately $100 million of integration related capital expenditures

Investor Call

As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, May 9, 2012. Interested parties can access the call by dialing 866-804-3547. The call will be accessible for replay through May 16, 2012, by calling 888-266-2081 and entering the conference ID number 1574081. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through May 31, 2012.

Reconciliation to GAAP

This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of special items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

CenturyLink is the third largest telecommunications company in the United States. The company provides broadband, voice, wireless and managed services to consumers and businesses across the country. It also offers advanced entertainment services under the CenturyLinkTM PrismTM TV and DIRECTV brands. In addition, the company provides data, voice and managed services to enterprise, government and wholesale customers in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers. CenturyLink is recognized as a leader in the network services market by key technology industry analyst firms, and is a global leader in cloud infrastructure and hosted IT solutions for enterprises through Savvis, a CenturyLink company. CenturyLink’s customers range from Fortune 500 companies in some of the country’s largest cities to families living in rural America. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including recent reforms and changes by the Federal Communications Commission regarding intercarrier compensation and the Universal Service Fund, among other things); our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions of Savvis, Qwest and Embarq; our ability to successfully integrate the operations of Savvis and Qwest into our operations, including the possibility that the anticipated benefits from these acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use the net operating loss carryovers of Qwest in projected amounts; the effects of changes in our assignment of the Savvis purchase price to identifiable assets or liabilities after the date hereof; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal proceedings involving us; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business, our July 2011 acquisition of Savvis, our April 2011 acquisition of Qwest and our July 2009 acquisition of Embarq are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2011, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended March 31, 2012				Three months ended March 31, 2011
									Increase
				As adjusted			As adjusted		(decrease)
		Less		excluding		Less	excluding	Increase	excluding
	As	special		special	As	special	special	(decrease)	special
	reported	items		items	reported	items	items	as reported	items

OPERATING REVENUES
Strategic	$2,056			2,056	539		539	281.4%	281.4%
Legacy	2,143			2,143	995		995	115.4%	115.4%
Data integration	145			145	31		31	367.7%	367.7%
Other	266			266	131		131	103.1%	103.1%
	4,610	—		4,610	1,696	—	1,696	171.8%	171.8%

OPERATING EXPENSES
Cost of services and products	1,877	12	(1)	1,865	626	14 (4)	612	199.8%	204.7%
Selling, general and administrative	871	70	(1)	801	237	21 (4)	216	267.5%	270.8%
Depreciation and amortization	1,208			1,208	369		369	227.4%	227.4%
	3,956	82		3,874	1,232	35	1,197	221.1%	223.6%

OPERATING INCOME	654	(82)		736	464	(35)	499	40.9%	47.5%

OTHER INCOME (EXPENSE)
Interest expense	(343)			(343)	(128)		(128)	168.0%	168.0%
Other income (expense)	20	13	(2)	7	3		3	566.7%	133.3%
Income tax expense	(131)	26	(3)	(157)	(128)	13 (5)	(141)	2.3%	11.3%

NET INCOME	$200	(43)		243	211	(22)	233	(5.2)%	4.3%

BASIC EARNINGS PER SHARE	$0.32	(0.07)		0.39	0.69	(0.07)	0.76	(53.6)%	(48.7)%
DILUTED EARNINGS PER SHARE	$0.32	(0.07)		0.39	0.69	(0.07)	0.76	(53.6)%	(48.7)%

AVERAGE SHARES OUTSTANDING
Basic	618,208			618,208	303,832		303,832	103.5%	103.5%
Diluted	620,350			620,350	304,479		304,479	103.7%	103.7%

DIVIDENDS PER COMMON SHARE	$0.725			0.725	0.725		0.725	0.0%	0.0%

SPECIAL ITEMS

(1) - Includes severance costs associated with recent expense reduction initiatives ($43 million),  integration, severance, and retention costs associated with our acquisition of Qwest ($36 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($3 million).

(2) - Gain associated with early retirement of debt ($8 million) and gain on the sale of a non-operating investment ($5 million).

(3) - Income tax benefit of Items (1) and (2).

(4) - Includes integration and severance related costs associated with our acquisition of Embarq ($29 million) and integration costs associated with our acquisition of Qwest ($6 million).

(5) - Income tax benefit of Item (4).

CenturyLink, Inc.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2012 AND DECEMBER 31, 2011

(UNAUDITED)

(Dollars in millions)

	March 31,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,530	128
Other current assets	3,352	3,389
Total current assets	4,882	3,517

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	30,188	29,595
Accumulated depreciation	(10,893)	(10,141)
Net property, plant and equipment	19,295	19,454

GOODWILL AND OTHER ASSETS
Goodwill	21,726	21,726
Other	10,939	11,351
Total goodwill and other assets	32,665	33,077

TOTAL ASSETS	$56,842	56,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$2,200	480
Other current liabilities	3,443	3,537
Total current liabilities	5,643	4,017

LONG-TERM DEBT	20,667	21,356
DEFERRED CREDITS AND OTHER LIABILITIES	9,894	9,848
STOCKHOLDERS’ EQUITY	20,638	20,827

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,842	56,048

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(UNAUDITED)

(Dollars in millions)

	Three Months	Three Months
	Ended	Ended
	March 31, 2012	March 31, 2011

OPERATING ACTIVITIES
Net income	$200	211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,208	369
Deferred income taxes	115	40
Provision for uncollectible accounts	56	20
Changes in current assets and current liabilities, net	56	152
Retirement benefits	(75)	(110)
Changes in other noncurrent assets and liabilities	47	(15)
Other, net	(24)	3
Net cash provided by operating activities	1,583	670

INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(678)	(211)
Other, net	15	3
Net cash used in investing activities	(663)	(208)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	2,032	—
Payments of long-term debt	(849)	(3)
Net payments on credit facility	(277)	(145)
Proceeds from issuance of common stock	35	19
Repurchase of common stock	(11)	(15)
Dividends paid	(452)	(222)
Other, net	3	1
Net cash provided by (used in) financing activities	481	(365)

Effect of exchange rate changes on cash and cash equivalents	1	—

Net increase in cash and cash equivalents	1,402	97
Cash and cash equivalents at beginning of period	128	173

Cash and cash equivalents at end of period	$1,530	270

CenturyLink, Inc.

SELECTED SEGMENT FINANCIAL INFORMATION

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(UNAUDITED)

(Dollars in millions)

	Three months ended March 31,
	2012	2011
Total segment revenues	$4,344	1,565
Total segment expenses	1,990	582
Total segment income	$2,354	983
Total segment income margin (segment income divided by segment revenues)	54.2%	62.8%

Regional Markets Segment
Revenues
Strategic services	$764	315
Legacy services	1,411	777
Data integration	29	27
	$2,204	1,119
Expenses*
Direct	$903	447
Allocated	19	(14)
	$922	433

Segment income	$1,282	686
Segment income margin	58.2%	61.3%

Business Markets Segment
Revenues
Strategic services	$450	14
Legacy services	351	46
Data integration	116	4
	$917	64
Expenses*
Direct	$244	1
Allocated	337	27
	$581	28

Segment income	$336	36
Segment income margin	36.6%	56.3%

Wholesale Markets Segment
Revenues
Strategic services	$576	210
Legacy services	381	172
	$957	382
Expenses*
Direct	$47	32
Allocated	231	89
	$278	121

Segment income	$679	261
Segment income margin	71.0%	68.3%

Savvis Operations Segment
Revenues	$266	—

Expenses - direct*	$209	—

Segment income	$57	—
Segment income margin	21.4%	—

*During the first quarter of 2012, as we transitioned certain of Qwest’s legacy systems to our historical company systems, we have updated how we report our direct expenses and have updated our methodology for how we allocate our expenses to our segments. Specifically, we no longer include certain fleet expenses for our regional markets segment in direct expenses; they are now allocated expenses in our regional markets, business markets and wholesale markets segments. In addition, we now more fully allocate network building rent and power expenses to our regional markets, business markets and wholesale markets segments. We have not recast our segment results for prior periods to reflect these changes in methodology, as it was deemed impracticable to do so.

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Three months ended March 31, 2012				Three months ended March 31, 2011
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$654	(82	)(1)	736	464	(35	)(2)	499
Add: Depreciation and amortization	1,208	—		1,208	369	—		369
Operating cash flow	$1,862	(82)		1,944	833	(35)		868

Revenues	$4,610	—		4,610	1,696	—		1,696

Operating income margin (operating income divided by revenues)	14.2%			16.0%	27.4%			29.4%

Operating cash flow margin (operating cash flow divided by revenues)	40.4%			42.2%	49.1%			51.2%

Free cash flow
Operating cash flow				$1,944				868
Less: Cash paid for income taxes, net of refunds				(1)				(5)
Less: Cash paid for interest, net of amounts capitalized				(244)				(70)
Less: Capital expenditures (3)				(668)				(207)
Other income (expense)				7				3
Free cash flow (4)				1,038				589

SPECIAL ITEMS

(1) - Includes severance costs associated with recent expense reduction initiatives ($43 million),  integration, severance, and retention costs associated with our acquisition of Qwest ($36 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($3 million).

(2) - Includes integration and severance related costs associated with our acquisition of Embarq ($29 million) and integration costs associated with our acquisition of Qwest ($6 million).

(3) - Excludes $10 million in first quarter 2012 and $4 million in first quarter 2011 of capital expenditures related to the integration of Embarq and Qwest.

(4) - Excludes (i) special items identified in items (1) to (3) above and (ii) the impact of pension contributions of $100 million for the three months ended March 31, 2011.

CenturyLink, Inc.

PRO FORMA STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2012 AND DECEMBER 31, 2011 AND PRO FORMA THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

(Dollars in millions, except per share amounts, shares in thousands)

					Pro forma (1)
	Three months		Three months		Three months
	ended		ended		ended
	March 31, 2012		December 31, 2011		March 31, 2011
	(excluding		(excluding		(excluding
	special items)(2)		special items)(2)		special items)(2)

OPERATING REVENUES
Strategic services	$2,056		2,031		1,981
Legacy services	2,143		2,180		2,348
Data integration	145		188		153
Other	266		254		255
	4,610		4,653		4,737

OPERATING EXPENSES
Cash expenses	2,666	(A)	2,807	(B)	2,674	(C)
Depreciation and amortization	1,208		1,252		1,216
	3,874		4,059		3,890

OPERATING INCOME	736		594		847

OTHER INCOME (EXPENSE)
Interest expense	(343)		(340)		(347)
Other income (expense)	7	(D)	5	(E)	8
Income tax expense	(157	)(F)	(108	)(F)	(202	)(F)

NET INCOME	$243		151		306

DILUTED EARNINGS PER SHARE	$0.39		0.24		0.50

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	620,350		618,510		614,100

OPERATING CASH FLOW
Operating income	$736		594		847
Add: Depreciation and amortization	1,208		1,252		1,216
Operating cash flow	$1,944		1,846		2,063

			Pro forma(3)
	As of	As of	as of
	March 31, 2012	December 31, 2011	March 31, 2011
OPERATING METRICS
Broadband subscribers	5,643	5,554	5,415
Access lines	14,379	14,584	15,357

(1)

The pro forma information presented above reflects the operations of CenturyLink, Qwest and Savvis assuming their respective results of operations had been combined as of January 1, 2010.  Pro forma adjustments include (i) the elimination of intercompany billings and the elimination of certain deferred revenues and costs; (ii) the elimination of certain components of pension and postretirement benefit costs; (iii) the amortization of the fair value preliminarily assigned to intangible assets (primarily customer relationship and software); (iv) adjustments to depreciation to reflect the fair value preliminarily assigned to property, plant and equipment; (v) adjustments to interest expense to reflect valuing debt at fair value; and (vi) the related income tax effects.  The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the the combined operating results that would have occurred if the Qwest and Savvis mergers had been consummated as of January 1, 2010.

(2)	Summary description of special items for First Quarter 2012, Fourth Quarter 2011 and First Quarter 2011:
(A)

Excludes severance costs associated with recent expense reduction initiatives $(43 million), integration, severance, and retention costs associated with our acquisition of Qwest ($36 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($3 million).

	(B)	Excludes integration, severance, retention, and restructuring costs associated with the Qwest, Embarq, and Savvis acquisitions ($61 million).
	(C)	Excludes integration and severance costs associated with the Qwest and Embarq acquisitions incurred by CenturyLink and realignment, severance and merger related costs incurred by Qwest ($49 million)
	(D)	Gain associated with early retirement of debt ($8 million) and gain on the sale of non-operating investment securities ($5 million).
	(E)	Excludes expense associated with early retirement of Qwest debt ($6 million).
	(F)	Excludes tax effect of above items (A) to (E) ($26 million for first quarter 2012, $25 million for fourth quarter 2011 and $18 million for first quarter 2011).

(3)

The pro forma operating metrics presented above reflects the broadband subscribers and access lines of CenturyLink and Qwest as though the companies had been combined as of January 1, 2010 after conforming the definitions of broadband subscribers and access lines between the two companies.

CenturyLink, Inc.

SUPPLEMENTAL PRO FORMA INFORMATION - ADJUSTED DILUTED EPS

THREE MONTHS ENDED MARCH 31, 2012 AND PRO FORMA THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

(Dollars in millions, except per share amounts)

			Pro Forma*
	Three months	Three months	Three months
	ended	ended	ended
	March 31, 2012	December 31, 2011	March 31, 2011
	(excluding	(excluding	(excluding
	special items)	special items)	special items)

Net income	$243	151	306

Add back:
Amortization of customer base intangibles:
Qwest	244	253	246
Embarq	39	39	44
Savvis	15	20	20

Amortization of trademark intangibles:
Qwest	18	19	16
Savvis	2	2	2

Amortization of fair value adjustment of long-term debt:
Embarq	1	—	1
Qwest	(28)	(31)	(44)

Subtotal	291	302	285
Tax effect of above items	(111)	(110)	(107)
Net adjustment, after taxes	180	192	178

Net income, as adjusted for above items	$423	343	484

Weighted average diluted shares outstanding	620.4	618.5	614.1

Diluted EPS (excluding special items)	$0.39	0.24	0.50

Adjusted diluted EPS as adjusted for purchase accounting intangible and interest amortizations (excluding special items)	$0.68	0.55	0.78

The above schedule presents adjusted net income and adjusted earnings per share (both excluding special items) by adding back to net income and earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to recent acquisitions.  Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*The pro forma information presented above reflects the operations of CenturyLink, Qwest and Savvis assuming their respective results of operations had been combined as of January 1, 2010.  Pro forma adjustments include (i) the elimination of intercompany billings and the elimination of certain deferred revenues and costs; (ii) the elimination of certain components of pension and postretirement benefit costs; (iii) the amortization of the fair value preliminarily assigned to intangible assets (primarily customer relationship and software); (iv) adjustments to depreciation to reflect the fair value preliminarily assigned to property, plant and equipment; (v) adjustments to interest expense to reflect valuing debt at fair value; and (vi) the related income tax effects.  The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the Qwest and Savvis mergers had been consummated as of January 1, 2010.

CenturyLink, Inc.

SUPPLEMENTAL PRO FORMA SEGMENT DATA

THREE MONTHS ENDED MARCH 31, 2012 AND  DECEMBER 31, 2011 AND PRO FORMA THREE MONTHS ENDED MARCH 31, 2011

ASSUMING CENTURYLINK’S ACQUISITIONS OF QWEST AND SAVVIS OCCURRED JANUARY 1, 2010

(UNAUDITED)

(Dollars in millions)

			Pro forma*
	Three months	Three months	Three months
	ended	ended	ended
	March 31, 2012	December 31, 2011	March 31, 2011
Total segment revenues	$4,344	4,399	4,482
Total segment expenses	1,990	2,092	2,008
Total segment income	$2,354	2,307	2,474
Total segment income margin (segment income divided by segment revenues)	54.2%	52.4%	55.2%

Regional Markets Segment
Revenues
Strategic services	$764	761	735
Legacy services	1,411	1,440	1,535
Data integration	29	36	28
	2,204	2,237	2,298
Expenses**
Direct	903	938	933
Allocated	19	59	65
	922	997	998

Segment income	$1,282	1,240	1,300
Segment income margin	58.2%	55.4%	56.6%

Business Markets Segment
Revenues
Strategic services	$450	446	437
Legacy services	351	350	367
Data integration	116	151	125
	917	947	929
Expenses**
Direct	244	275	226
Allocated	337	312	304
	581	587	530

Segment income	$336	360	399
Segment income margin	36.6%	38.0%	42.9%

Wholesale Markets Segment
Revenues
Strategic services	$576	564	553
Legacy services	381	390	446
Data integration	—	1	—
	957	955	999
Expenses**
Direct	47	51	44
Allocated	231	249	246
	278	300	290

Segment income	$679	655	709
Segment income margin	71.0%	68.6%	71.0%

Savvis Operations Segment
Revenues
Savvis Operations	$266	260	256
	266	260	256
Expenses**
Direct	209	208	190
	209	208	190

Segment income	$57	52	66
Segment income margin	21.4%	20.0%	25.8%

* For additional information regarding this pro forma information, including related pro forma adjustments,please see the preceding supplemental schedule.

**During the first quarter of 2012, as we transitioned certain of Qwest’s legacy systems to our historical company systems, we have updated how we report our direct expenses and have updated our methodology for how we allocate our expenses to our segments. Specifically, we no longer include certain fleet expenses for our regional markets segment in direct expenses; they are now allocated expenses in our regional markets, business markets and wholesale markets segments. In addition, we now more fully allocate network building rent and power expenses to our regional markets, business markets and wholesale markets segments. We have not recast our segment results for prior periods to reflect these changes in methodology, as it was deemed impracticable to do so.